UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

430 Mountain Avenue, Suite 301 Murray Hill, New Jersey		7974
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 855-3411

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2013, Mr. Steven Peri entered into a Separation Agreement (the “Separation Agreement”) with Glowpoint, Inc. (the “Company”) pursuant to which his employment as the Company’s Executive Vice President, General Counsel, and Secretary was terminated effective September 15, 2013.

Mr. Peri served as the Company’s Executive Vice President, General Counsel, and Secretary since September 4, 2012. Mr. Peri’s departure is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Under the terms of the Separation Agreement, Mr. Peri will receive, subject to certain conditions, cash severance payments equal to six months of his current base salary and a payment for his accrued bonus. The Separation Agreement also provides for a release of all claims related in any way to Mr. Peri’s employment with the Company, to the fullest extent permitted by law.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement between Glowpoint, Inc. and Steven Peri, dated as of September 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013

GLOWPOINT, INC.

	By:	/s/ Peter J. Holst
Peter J. Holst
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Glowpoint, Inc. and Steven Peri, dated as of September 13, 2013.